Exhibit 99.1

FOR: GOTTSCHALKS INC.

CONTACT: Gregory Ambro

Chief Financial Officer
(559) 434-4800

Financial Dynamics:
Leigh Parrish, Jordan Goldstein

(415) 439-4521

DISTRIBUTION: NORTHERN CALIFORNIA NEWS LINE AND

FAX & EMAIL LISTS: SFGOT & ESFGOT

FOR RELEASE ON MONDAY, MARCH 22, 2004, at 6:30 A.M. E.S.T.

GOTTSCHALKS ANNOUNCES APPOINTMENT OF

DALE ACHABAL TO BOARD OF DIRECTORS

FRESNO, CA - March 22, 2004 - Gottschalks Inc. (NYSE: GOT) today announced that the Company has appointed Dr. Dale Achabal to its Board of Directors.

Dale Achabal is the L.J. Skaggs Distinguished Professor and Associate Dean for Research & Development at Santa Clara University. He is also the Director of the Retail Management Institute and the Retail Workbench Research & Education Center, sponsored by a consortium of leading retailers from around the world. He has presented papers at industry and professional conferences throughout the U.S., Europe and Asia Pacific, and is on the CIO Council of the National Retail Federation. Dr. Achabal is a regular lecturer and consultant to a variety of organizations in the areas of retail revenue management and multi-channel retail strategies. His current and former clients include Gap, IBM, Levi Strauss, J.C. Penney, Safeway, Target and Footlocker. Professor Achabal received his Ph.D. in Marketing and Regional Economics from The University of Texas at Austin. He also serves on the Board of Directors of Altierre, RivalWatch and Goodwill Industries of Silicon Valley.

"We are very pleased to have Dale join Gottschalks' board," said Jim Famalette, president and chief executive officer of Gottschalks. "Dale has many years of experience consulting for major retail corporations and is active in research focused on retailing strategies. We believe Gottschalks will benefit from Dale's extensive knowledge of our industry and we look forward to his contributions to the Company."

About Gottschalks

Gottschalks is a regional department store chain, currently operating 63 department stores and 10 specialty apparel stores in six western states, including California (39), Washington (12), Alaska (6), Oregon (2), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on its website located at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to improve the profitability and cash flows of its stores or to sell, sublease or close underperforming stores; the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to health care, workers' compensation, property and casualty insurance and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission.